CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 33-16927, No. 33-90398 and No. 333-5998) of our report, dated 16 February 2001 relating to the financial statements which appear in the Annual Report and Form 20-F 2000, to the shareholders of Reuters Group PLC on Form 20F for the year ended 31 December 2000.

/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
Chartered Accountants
London, England
13 March 2001